SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 11, 2016

EVENT CARDIO GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

739 Colony Palm Drive Boynton Beach, Florida	33436

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2016, our Board of Directors (the “Board”) approved and authorized the adoption of amendments to our By-laws (the “Bylaw Amendments”), which Bylaw Amendments became effective immediately upon their adoption by the Board.  The Bylaw Amendments amend Article II, Section 3 (“Special Meetings”) to eliminate the right of shareholders to call a special meeting and add a new Section 13 to Article II which provides, to the fullest extent permitted by law, (i) for the shifting of litigation expenses to an unsuccessful plaintiff in intra-corporate litigation who does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought and (ii) that a plaintiff in intra-corporate litigation is required to pay all of its own litigation expenses, and will not be entitled to recover such litigation expenses from our company, regardless of whether the plaintiff is successful.

The foregoing description of the Bylaw Amendments is not complete and is qualified in its entirety by reference to the full text of the By-law Amendments included in the Amended and Restated By-laws, filed as Exhibit 3.3 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.3	Amended and Restated By-laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2016

EVENT CARDIO GROUP INC.

By:	/s/ John Bentivoglio
John Bentivoglio
Chief Executive Officer